EXHIBIT 10.5

Office of the Chief Science Officer
130 Colonnade - Floor: 2 - Room: 216A
130 Colonnade Road
Mail Stop: 6502A
Ottawa, Ontario K1A OK9 Canada

July 31, 2014

Dr. Nick Vahanian
BioProtection Systems Corporation,
Iowa State University Research Park
2901 South Loop Drive, Suite 3360
Ames, Iowa, 50010 USA

Dear Dr. Vahanian,

Re: Amendment to the Sole License Agreement between Her Majesty the Queen in Right of Canada as Represented by the Minister of Health and BioProtection Systems Corporation, executed on May 4, 2010.

Canada and BioProtection Systems Corporation (BPSC) have executed a License Agreement dated May 04, 2010, under which Canada granted a license to BPS to commercialize the technology developed by Canada known as the recombinant vesicular stomatitis virus vaccine for viral hemorrhagic fevers (rVSV). For greater clarity, the Parties hereby agree to amend the License Agreement to define the scope of the “Licensed Rights” as follows:

1.
Under Section 1.13 “Licensed Rights”, subsection 1.13.3 will be added to read as follows: 1.13.3 Confidential Information respecting the manufacturing processes for products resulting from the exercise of other Licensed Rights, including Patents and Improvements, either owned by or licensed to Canada, and as further described in Appendix A (Description of the Licensed Rights).

All other terms and conditions of the License Agreement will remain unchanged and in full force and effect and shall continue for the duration of the License Agreement. This letter, upon the date of last signature by both parties, shall form part of the License Agreement and the two documents shall be read together.

If the foregoing amendment is satisfactory, please countersign this letter on behalf of BPSC in the space provided, and return one copy of the signed letter to Dr. Dorothea Blandford, Public Health Agency of Canada, 1015 Arlington Street, Winnipeg, MB R3E 3R2.

1.

EXHIBIT 10.5

Sincerely,

/s/ Rainer Engelhardt
Rainer Engelhardt, PhD
Chief Science Officer
Public Health Agency of Canada

Acknowledged and agreed to on behalf of BioProtection Systems Corporation

/s/ Nicholas N. Vahanian         7/31/2014
Nick Vahanian, MD            Date
Chief Medical Officer, BPSC

2.